SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 8, 2005
ANCHOR GLASS CONTAINER CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)

One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513

(Address of Principal Executive Offices) (Zip Code)
(813) 884-0000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 8, 2005, Anchor Glass Container Corporation (the “Registrant”) entered into a Ratification and Amendment Agreement by and among the Registrant, as debtor and debtor-in-possession, the financial institutions from time to time party thereto as Lenders and Wachovia Capital Finance Corporation (Central), in its capacity as agent for the Lenders (the “Ratification Agreement”). In the Ratification Agreement, the Registrant ratifies, assumes, adopts and agrees to be bound by the existing financing agreements, as modified by the Ratification Agreement, and agrees to pay all pre-petition obligations under the existing financing agreements in accordance with the terms of the existing financing agreements, as modified by the Ratification Agreement and the financing orders entered by the Bankruptcy Court.
     The Ratification Agreement modifies the Registrant’s revolving credit facility by, among other things:
-	shortening its term to August 7, 2006;

-	increasing interest rates by 0.5% over the maximum non-default rates previously applicable;

-	providing for budgets and additional periodic reporting requirements;

-	adding post-petition assets including bankruptcy avoidance actions to the collateral for the Lenders;

-	adding additional events of default, including material deviations from budgets, conversion or dismissal of the Registrant’s Chapter 11 case, appointment of a trustee or examiner with expanded powers, vacation or modification of the financing orders, the grant of any prior lien or administrative claim, and the filing or confirmation of any plan of reorganization that does not provide for payment in full of the Lenders on the effective date of the plan;

-	eliminating the fixed charge coverage ratio covenant;

-	conditioning post-petition loans after 30 days from the entry of the interim financing order on a permanent financing order having been entered and become final; and

-	providing for releases of pre-petition claims against the Lenders on the earlier of the entry of a permanent financing order or the extension of the interim financing order beyond 30 days and for releases of post-petition claims against the Lenders on repayment of the Registrant’s obligations under the revolving credit facility.
      The Ratification Agreement provides for the payment of fees of $1,150,000 to the Lenders and the agent.
     A copy of the Ratification Agreement is attached hereto as Exhibit 10.1 and its terms and conditions are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     The information in Item 1.01 is incorporated under this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          The following exhibit is filed herewith:
10.1	Ratification and Amendment Agreement, dated as of August 8, 2005, by and among the Registrant, as debtor and debtor-in-possession, the financial institutions from time to time party thereto as lenders and Wachovia Capital Finance Corporation (Central), in its capacity as agent for the Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION
/s/ Mark S. Burgess
Name:	Mark S. Burgess
Title:	Chief Executive Officer (Duly Authorized Officer)

Date: August 12, 2005